                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement         [ ] Confidential, for Use of the
[X]  Definitive proxy statement              Commission Only as permitted by
[ ]  Definitive additional materials         Rule 14a-6(e)(2))
[ ]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12


                               ACT NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                        Board of Directors of Registrant
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1)   Title of each class of securities to which transaction applies:  N/A

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     (2)   Aggregate number of securities to which transaction applies:  N/A

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     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined: N/A

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     (4)   Proposed maximum aggregate value of transaction: N/A

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     (5)   Total fee paid: $125

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[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount previously paid: N/A

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     (2)   Form, Schedule or Registration Statement No.: N/A

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     (3)   Filing Party: N/A

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     (4)   Date Filed: N/A

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

                                ACTNETWORKS LOGO

TO THE STOCKHOLDERS OF ACT NETWORKS, INC.

     You are cordially invited to attend the Annual Meeting of Stockholders of ACT Networks, Inc. ("ACT" or the "Company") on Monday, November 30, 1998 at 2:00 p.m. local time. The Annual Meeting will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367.

     At the meeting, you will be asked to consider and vote upon the following proposals: (i) the approval of a 150,000 share increase for the Company's Employee Stock Purchase Plan; (ii) the approval of a 200,000 share increase for the Company's 1997 Stock Incentive Plan; (iii) the election of two (2) individuals to serve as directors of the Company until the 2001 Annual Meeting; and (iv) the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD in the accompanying postage-prepaid reply envelope. By returning the proxy, you can help ACT avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                            YOUR VOTE IS IMPORTANT.

                                          /s/ ANDRE DE FUSCO
                                          -----------------------------------
                                          ANDRE DE FUSCO
                                          President and Chief Executive Officer

November 6, 1998

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF

                               ACT NETWORKS, INC.

                               NOVEMBER 30, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ACT Networks, Inc., a Delaware corporation ("ACT" or the "Company"), will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, on Monday, November 30, 1998 at 2:00 p.m. local time for the purpose of considering and voting on the following matters:

          1. To approve a 150,000 share increase for the Company's Employee Stock Purchase Plan;

          2. To approve a 200,000 share increase for the Company's 1997 Stock Incentive Plan;

          3. To elect two (2) members to the Company's Board of Directors to serve as directors until the 2001 Annual Meeting from the following nominees: Andre de Fusco and Frederick W. Gluck;

          4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999; and

          5. To transact such other business as may properly come before the Annual Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on October 9, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any continuation or adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ ANDRE DE FUSCO
                                          ----------------------------------
                                          ANDRE DE FUSCO
                                          President and Chief Executive Officer

Camarillo, California
November 6, 1998

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                PROXY STATEMENT

                            ------------------------

                               ACT NETWORKS, INC.
                                188 CAMINO RUIZ
                          CAMARILLO, CALIFORNIA 93012

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL

     This Proxy Statement and the enclosed proxy are furnished to stockholders of ACT Networks, Inc. ("ACT" or the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday November 30, 1998 at 2:00 p.m. local time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

     ACT intends to mail this Proxy Statement and the accompanying proxy card on or about November 6, 1998 to all stockholders entitled to vote at the Annual Meeting. ACT's principal executive offices are located at 188 Camino Ruiz, Camarillo, California 93012. The telephone number at that address is (805) 388-2474.

VOTING

     Only stockholders of record at the close of business on October 9, 1998 are entitled to notice of, and to vote at, the Annual Meeting. As of October 9, 1998, 9,390,960 shares of the Company's Common Stock were outstanding. On each matter to be considered at the Annual Meeting, each holder of Common Stock will be entitled to cast one vote for each share of the Company's Common Stock held of record by such stockholder on October 9, 1998. Pursuant to Delaware law, directors are elected by plurality vote of the stockholders. All other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

     A majority of the Company's Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on all proposals except the election of directors. Abstentions and broker non-votes are counted as being present for purposes of determining a quorum. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of ACT, at ACT's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

     ACT will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. ACT may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of ACT. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                 PROPOSAL NO. 1

    APPROVAL OF A 150,000 SHARE INCREASE TO THE EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are being asked to vote on a proposal to increase the number shares eligible for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan") by an additional 150,000 shares. No other changes are being made to the Purchase Plan. The Purchase Plan was originally funded with 150,000 shares of Common Stock. As of August 31, 1998, only 27,451 shares of Common Stock remained available for issuance under the Purchase Plan. The Purchase Plan is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Purchase Plan was adopted by the Board on September 6, 1995, was approved by the stockholders at the 1995 Annual Meeting and became effective on February 1, 1996 (the "Effective Date"). If approved by the stockholders at the Annual Meeting, the 150,000 share increase to the Purchase Plan will become effective immediately.

     The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to the attention of the General Counsel of the Company at the Company's corporate offices in Camarillo, California.

ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

SHARE RESERVE

     A total of 150,000 shares of Common Stock were originally reserved for issuance over the ten (10)-year term of the Purchase Plan. As of August 31, 1998, 27,451 shares of Common Stock remained available for issuance under the Purchase Plan. The share increase which is the subject of this Proposal will increase the remaining share reserve to 177,451 shares. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the class and number of securities purchasable per participant during any one (1) purchase period, and (ii) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

PURCHASE PERIODS

     The Purchase Plan is implemented in a series of successive six (6)-month purchase periods. Purchase periods begin on the first business day in February and August each year and end on the last business day in July and the following January each year.

ELIGIBILITY

     Any individual who is expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate ("Eligible Employee") is eligible to participate in the Plan. Each individual who is an Eligible Employee on the start date of any purchase period may participate in such purchase period.

     Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan Administrator, to extend the benefits of the Purchase Plan to their eligible employees.

     As of August 31, 1998, approximately 238 employees, including 5 executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PROVISIONS

     Each participant is granted a separate purchase right for each purchase period in which he or she participates. The purchase right will be granted on the start date of that purchase period and will be automatically exercised on the last business day of that purchase period.

     Each participant may authorize payroll deductions in any multiple of one percent (1%) of his or her base salary, up to a maximum of ten percent (10%).

     On the last business day of each purchase period, the accumulated payroll deductions of each participant is automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period. No participant may, during any one purchase period, purchase more than 1,250 shares of Common Stock.

PURCHASE PRICE

     The purchase price per share at which Common Stock will be purchased on the participant's behalf on each purchase date will not be less than eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of that purchase period or (ii) the fair market value per share of Common Stock on the purchase date. The Compensation Committee will establish the percentage for each purchase period prior to the start date.

VALUATION

     The fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date on the Nasdaq National Market. On August 31, 1998, the fair market value per share of Common Stock was $5.00 per share.

SPECIAL LIMITATIONS

     The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

          (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates.

          (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

TERMINATION OF PURCHASE RIGHTS

     Purchase rights immediately terminate upon the participant's loss of eligible employee status; any payroll deductions collected for the purchase period in which such termination occurs are refunded. Purchase rights also terminate upon a participant's affirmative withdrawal from the purchase period; any payroll deductions collected for the purchase period in which the withdrawal occurs are, at the election of the participant, immediately refunded or applied to purchase shares on the next purchase date.

STOCKHOLDER RIGHTS

     No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

     No purchase rights are assignable or transferable other than in connection with the participant's death and are exercisable only by the participant during his or her lifetime.

ACQUISITION

     Should the Company be acquired by merger or asset sale during any purchase period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of that purchase period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition.

AMENDMENT AND TERMINATION

     The Purchase Plan will terminate upon the earliest to occur of (i) the last business day in January, 2006, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

     The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan or the number of shares purchasable per participant during any one purchase period, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

STOCK ISSUANCES

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table which appears later in this Proxy Statement and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan between the February 1, 1996 effective date and the July 31, 1998 most recent purchase date, together with the weighted purchase price paid per share:

                                                          NUMBER OF        WEIGHTED AVERAGE
                        NAME                           PURCHASED SHARES     PURCHASE PRICE
                        ----                           ----------------    ----------------
EXECUTIVE OFFICERS
Andre de Fusco.......................................        3,135              $8.82
President and Chief Executive Officer
Melvin L. Flowers....................................        3,477               9.38
Chief Financial Officer and Vice President,
Finance and Administration
Alain Gravel.........................................          383              16.16
Vice President, Engineering
Christopher F. Perna.................................            0                n/a
Vice President, Sales
Mike T. Zeile........................................            0                n/a
Vice President, Marketing
H. Peter Staab.......................................        3,446               9.26
Chief Technology Officer
All current executive officers as a group (6
  persons)...........................................       10,441               9.42
Martin Shum(1).......................................        2,632              11.86
John W. Tucker(1)....................................          935              10.98
Linda Carlson(1).....................................          735              11.04
All employees, including current officers who are not
  executive officers as a group (approximately 197
  persons)...........................................      107,806               8.98

---------------
 (1) No longer employed by the Company.

NEW PLAN BENEFITS

     As of August 31, 1998, no purchase rights have been granted, and no shares of Common Stock have been issued, under the Purchase Plan on the basis of the 150,000-share increase for which stockholder approval is sought under this Proposal.

                            FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the purchase period in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess. Any additional gain recognized by the participant upon the disposition will be capital gain.

     If the participant sells or disposes of the purchased shares more than two
(2) years after the start date of the purchase period in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the purchase period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the purchase period in which those shares were acquired will constitute ordinary income in the year of death.

                              ACCOUNTING TREATMENT

     Under current accounting rules, the issuance of shares of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, footnote disclosure is required as to the impact that outstanding purchase rights under the Purchase Plan will have upon the Company's reported earnings with those rights appropriately valued as compensation expense.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the 150,000 share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the 150,000 share increase will not be implemented. In such event, it is likely that the Purchase Plan will be terminated in fiscal 1999 because the shares of Common Stock available for issuance under the Purchase Plan will be depleted during such period.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board believes that it is in the best interests of the Company to maintain the availability of a program of stock ownership for the Company's employees which provides them with an opportunity to acquire a substantial proprietary interest in the Company and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

     For this reason, the Board of Directors recommends that the stockholders vote FOR the proposal to approve the 150,000 share increase to the Purchase Plan.

                                 PROPOSAL NO. 2

     APPROVAL OF A 200,000 SHARE INCREASE TO THE 1997 STOCK INCENTIVE PLAN

     The Company's stockholders are also being asked to approve a 200,000 share increase to the Company's 1997 Stock Incentive Plan (the "1997 Plan"). The continued availability of options under the 1997 Plan is necessary for the Company to attract and retain the services of key individuals essential to the Company's long-term growth and success. No other changes to the 1997 Plan are being made.

     The share reserve under the 1997 Plan supplements the 2,280,844 shares authorized for issuance under the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"), and the 700,000(1) shares authorized for issuance under the Company's 1997 Non-Executive Officer Stock Option/Stock Issuance Plan (the "Non-Executive Officer Plan").

     The 1997 Plan was adopted by the Board of Directors on September 23, 1997 and was approved by the stockholders at the 1997 Annual Meeting. If approved by the stockholders at the Annual Meeting, the 200,000 share increase to the 1997 Plan will become effectively immediately.

     The following is a summary of the principal features of the 1997 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the General Counsel at the Company's principal executive offices in Camarillo, California.

EQUITY INCENTIVE PROGRAMS

     The 1997 Plan is comprised of three separate equity incentive programs: (i) a Discretionary Option Grant Program under which eligible individuals in the Company's employ or service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, (ii) a Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued stock directly through the purchase of such shares or as a bonus tied to the performance of services or the attainment of financial milestones and (iii) an Automatic Option Grant Program under which eligible non-employee Board members will automatically receive option grants to purchase shares of Common Stock at designated intervals over their period of Board service.

ADMINISTRATION

     The Committee administers the Discretionary Option Grant and Stock Issuance Programs. However, one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in the Company's service. The Board of Directors of the Company has appointed Andre de Fusco as the Secondary Compensation Committee with the authority to grant options under the 1997 Plan to non-executive officer employees and consultants, subject to certain limitations. The term "Plan Administrator" as used in this summary will mean the Committee, the Secondary Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1997 Plan. Administration of the Automatic Option Grant Program is self-executing in accordance with the express provisions of that program, and no Plan Administrator exercises any discretion with respect to such program.

SHARE RESERVE

     A total of 460,000 shares of Common Stock were originally reserved for issuance over the term of the 1997 Plan. Such share reserve was in addition to the shares of Common Stock reserved for issuance under the 1995 Plan and the Non-Executive Officer Plan, and share issuances under the 1995 Plan or the Non-Executive Officer Plan have no effect upon the number of shares of Common Stock which remain available

---------------

     1Amount of shares reflects a 200,000 share increase to the Non-Executive Officer Plan which was approved and adopted by the Board of Directors in July 1998.

for issuance under the 1997 Plan. In no event, however, may any one participant in the 1997 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 200,000 shares in the aggregate per calendar year. As of August 31, 1998, a total of 301,508 shares remained available for issuance under the 1997 Plan, assuming stockholder approval of the 200,000-share increase which is the subject of this Proposal, 80,588 shares remained available for issuance under the 1995 Plan and 205,026 shares remained available for issuance under the Non-Executive Officer Plan.

     Should an outstanding option under the 1997 Plan expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1997 Plan. Unvested shares issued under the 1997 Plan and subsequently repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the Plan. However, shares subject to any options surrendered in connection with outstanding stock appreciation rights under the 1997 Plan will not be available for subsequent issuance.

ELIGIBILITY

     Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board or the board of directors of any parent or subsidiary corporation and consultants and independent advisors in the service of the Company or any parent and subsidiary corporation are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board are also eligible to participate in the Automatic Option Grant Program.

     As of August 31, 1998, approximately 5 executive officers and 283 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, together with 4 non-employee Board members who were also eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1997 Plan is deemed equal to the closing selling price per share on that date, as reported on the Nasdaq National Market. On August 31, 1998, the closing selling price per share was $5.00.

                       DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the grant date. No granted option will have a term in excess of ten years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any of his or her outstanding options to the extent those options are exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

          Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price paid per share over (b) the exercise price payable for such share.

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant. Pursuant to that authority, the Plan Administrator implemented an option cancellation/regrant program on August 3, 1998 for certain non-employee Board members, executive officers and other employees holding stock options with an exercise price per share in excess of the $6.75 per share market price of the Company's Common Stock on that date. Accordingly, a number of outstanding options with an exercise price in excess of $6.75 per share were canceled on August 3, 1998, and new options for the same aggregate number of shares were granted with an exercise price of $6.75 per share. Each of the new lower-priced options was structured so no vesting would occur under that option unless the optionee remains in the Company's employ or service through February 2, 1999. Upon satisfaction of such six (6)-month employment requirement, the new option will immediately vest as to the same number of option shares for which the cancelled higher-priced option would have been vested at that time had it remained outstanding, and the new option will vest as to the remaining shares at the same time those shares would have vested under the cancelled higher-priced option. Under the program, the following directors and executive officers had their outstanding options cancelled in exchange for new options for the same number of shares but with an exercise price of $6.75 per share: Mr. de Fusco: 374,000 shares with a weighted average exercise price of $9.03 per share; Mr. Perna: 90,000 shares with a weighted average exercise price of $8.75 per share: Mr. Zeile: 90,000 shares with a weighted average exercise price of $8.75 per share; Mr. Gravel: 42,000 shares with a weighted average exercise price of $9.42 per share; and Mr. Gluck: 21,000 shares with a weighted average exercise price of $19.69 per share.

                         AUTOMATIC OPTION GRANT PROGRAM

     The Automatic Option Grant Program under the 1997 Plan replaced the automatic option grant program for non-employee Board members which was previously in effect under the 1995 Plan. Stockholder approval of this Proposal will also constitute approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of such Program.

     Under the Automatic Option Grant Program in effect under the 1997 Plan, each individual who first becomes a non-employee Board member, whether through appointment by the Board or election by the stockholders, will automatically be granted at the time of such initial appointment or election an option grant for 21,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member is automatically granted an option to purchase 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There is no limit on the number of such 7,000 share options which any one non-employee Board member may receive over the period of Board service, and non-employee Board members who have previously been in the Company's employ are eligible for one or more 7,000 share option grants. In no event, however, will any non-employee Board member receive any option grants under the Automatic Option Grant Program if such individual owns (directly or indirectly) securities possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary) or such person is otherwise affiliated with, or a representative of, a person or entity that is such a five percent (5%) stockholder.

     Each option granted pursuant to the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from such date, subject to earlier termination upon the optionee's cessation of Board service. Each option granted pursuant to the Automatic Option Grant Program is immediately exercisable for all the option shares, but any purchased shares are subject to repurchase by the Company at the exercise price paid per share upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial option grant vest (and the Company's repurchase rights will lapse) in thirty-six (36) successive equal monthly installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one month of Board service measured from the grant date. Each annual option grant vests (and the Company's repurchase rights lapses) on the day immediately preceding the date of the Annual Stockholders Meeting held in the year immediately following the year of the option grant, provided the optionee continues in Board service through such date.

     The shares subject to each automatic option grant immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: an acquisition of the Company by merger or asset sale or a change in control of the Company effected through a successful tender or exchange offer for more than 50% of the outstanding voting stock or through a change in a majority of the Board members by reason of one or more contested elections for Board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price paid per share over (b) the exercise price payable for such share. No approval of the Board or the Plan Administrator will be required at the time of the actual option surrender and cash distribution.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator, however, has the discretionary authority at any time to accelerate the vesting of any outstanding shares under the Stock Issuance Program.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate and vest in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition will immediately accelerate, and any unvested shares which do not vest at the time of such acquisition will vest in full, in the event the individual's service is subsequently terminated within 18 months following the acquisition. The Plan Administrator has the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program upon the subsequent termination of an individual's service within 18 months following a change in control or ownership of the Company effected through a successful tender or exchange offer for more than 50% of the outstanding voting stock or through a change in the majority of the Board by reason of one or more contested elections for Board membership.

     The acceleration of vesting in the event of a change in ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other effort to gain control of the Company.

FINANCIAL ASSISTANCE

     The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of issued shares under the 1997 Plan by delivering a full-recourse, interest-bearing promissory note payable in installments. The maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1997 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1997 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1997 Plan at any time, subject to any required stockholder approval. The 1997 Plan will terminate on the earliest of
(i) September 22, 2007, (ii) the date on which all shares available for issuance under the 1997 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

STOCK AWARDS

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1991 and August 31, 1998 under the 1995 Plan, the Non-Executive Officer Plan and the 1997 Plan, together with the weighted average exercise price payable per share.

                                                             NUMBER OF     WEIGHTED AVERAGE
                          NAME                             OPTION SHARES    EXERCISE PRICE
                          ----                             -------------   ----------------
EXECUTIVE OFFICERS
Andre de Fusco...........................................      410,000          $6.59
President and Chief Executive Officer
Alain Gravel.............................................       42,000           6.75
Vice President, Engineering
Christopher F. Perna.....................................       90,000           6.75
Vice President, Sales
Mike T. Zeile............................................       90,000           6.75
Vice President, Marketing
H. Peter Staab...........................................       94,000           6.75
Chief Technology Officer
All current executive officers as a group (5 persons)....      726,000           6.66
Martin Shum(1)...........................................      540,072           7.99
Melvin L. Flowers(1).....................................      127,857           8.56
John W. Tucker(1)........................................      139,000           8.56
Linda Carlson(1).........................................       79,143           8.54
DIRECTORS
Frederick W. Gluck.......................................       52,000          12.37
Director
Archibald J. McGill......................................       66,857           6.57
Director
Brig. Gen. Harold R. Johnson.............................       71,144           9.04
Director
William Ambrose..........................................       24,000          15.19
Director
All non-employee directors as a group (4 persons)........      214,001           9.77
All employees, including current officers who are not
  executive officers as a group (197 persons)............    2,575,142           7.04

---------------
(1) No longer employed by the Company.

NEW PLAN BENEFITS

     As of August 31, 1998, no options have been granted, and no direct stock issuances have been made, on the basis of the 200,000-share increase for which stockholder approval is sought under this Proposal. At the 1998 Annual Meeting, each of the following non-employee Board members will, in connection with his continuation on the Board, receive an option grant for 7,000 shares of Common
Stock: Messrs. Gluck, Ambrose and McGill and Brig. Gen. (ret.) Harold R.
Johnson.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) of the fair market value of those shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be treated as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the shares vest over (ii) the exercise price paid for those shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

     The tax principles applicable to direct stock issuances under the 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

                              ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date generally result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the shares are to vest. Option grants or stock issuances with an exercise price or issue price equal to 100% of the fair market value of the shares on the grant or issue date generally do not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options (measured as of the time of grant) treated as compensation expense. Whether or not granted at a discount, the number of outstanding options is a factor used in determining the Company's earnings per share.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the 200,000 share increase to the 1997 Plan. Should such stockholder approval not be obtained, then the 200,000 share increase will not become effective.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the approval of the 200,000 share increase to the 1997 Plan. The Board believes that it is in the best interests of the Company to maintain an additional equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

                                 PROPOSAL NO. 3

                       ELECTION OF DIRECTORS -- NOMINEES

     The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes, each class serving for a period of three years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The class of directors whose term expires as of the Annual Meeting includes incumbent directors Andre de Fusco and Frederick W. Gluck.

     Proxyholders will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The two (2) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of ACT. Stockholders of ACT are not entitled to cumulative voting rights. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

DIRECTORS AND NOMINEES

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth certain information concerning the nominees for director of ACT as of August 31, 1998.

                             NOMINEES FOR ELECTION

                NAME                     AGE                      POSITION
                ----                     ---                      --------
Andre de Fusco.......................    40     Director, Chief Executive Officer and
                                                President
Frederick W. Gluck...................    63     Director

     Andre de Fusco was appointed as a member of the Board of Directors, President and Chief Executive Officer in July 1998. Previously Mr. de Fusco held several positions with the Company, including the position of Vice President and General Manager of the Company's Broadband Network Services subsidiary from August 1997 to June 1998, Vice President, Strategic Planning and Business Development from December 1995 to June 1998 and Vice President of Marketing from December 1994 to December 1995. Mr. de Fusco was employed as Director of International Accounts and Director of Business Development for Northern Telecom from 1991 to 1994 and as Vice President of Marketing and President of MaxCom, a developer of electronic mail systems, from 1984 to 1991.

     Frederick W. Gluck has served as a member of the Board of Directors since March 1997. Mr. Gluck is currently of counsel to McKinsey and Company. Mr. Gluck was Vice-Chairman and a director of the Bechtel Group from 1995 through July 1998. Previously, Mr. Gluck was at McKinsey and Company for 27 years and led the firm from 1988 until his retirement in 1994. Mr. Gluck is presently a member of the Board of Directors of Amgen, Columbia HCA, Thinking Tools, Inc. and several other private companies.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR each of the two nominees named above.

CONTINUING DIRECTORS

                    DIRECTORS CONTINUING TO SERVE UNTIL 1999

                   NAME                       AGE                    POSITION
                   ----                       ---                    --------
Brig. Gen. Harold R. Johnson(1)...........    75                     Director

---------------
(1) Member of the Compensation Committee and the Audit Committee.

     Brig. Gen. (retired) Harold R. Johnson has served as a member of the Board of Directors of the Company since 1988. Brig. Gen. Johnson is currently the Senior Vice President of Business Development at The Fairchild Corporation, an aerospace and communications company, and has been with Fairchild in various capacities since 1988. From 1980 to 1988, Brig. Gen. Johnson was founder, President and Chief Executive Officer of Telebit Corporation, a manufacturer of telecommunications equipment.

                    DIRECTORS CONTINUING TO SERVE UNTIL 2000

                   NAME                       AGE                    POSITION
                   ----                       ---                    --------
William Ambrose(1)........................    40     Director
Archibald J. McGill(1)....................    67     Director

---------------
(1) Member of the Compensation Committee and the Audit Committee.

     William Ambrose has served as a member of the Board of Directors since 1993. Mr. Ambrose is currently an independent consultant for several private companies. Prior to 1998, Mr. Ambrose was the President of Pyramid Research, Inc. a telecommunications market research organization which he founded in 1986. Mr. Ambrose was initially elected as a director of the Company pursuant to a voting agreement entered into in connection with investment in the Company by a subsidiary of a former stockholder.

     Archibald J. McGill has served as a member of the Board of Directors since 1994. Mr. McGill is the President and Chief Executive Officer of Chardonnay Inc., an investment management company, and has served in such position since 1986. Mr. McGill served as President of Rothschild, Inc., a venture capital investment firm, from 1983 to 1986. Mr. McGill was previously President of the AIS/American Bell division of AT&T and a Vice President of Marketing for International Business Machines. Mr. McGill is presently a member of the Board of Directors of Disc, Inc., Ciber, Inc., Apertus Technologies, Inc. and Employee Benefit Plans, Inc.

BOARD MEETINGS

     The Board of Directors met 9 times during the fiscal year ending June 30, 1998. Each director attended at least 85% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

     The Board of Directors has an Audit Committee which supervises and makes recommendations and decisions with respect to the periodic audits of the Company's financial results. Messrs. William Ambrose, Archibald J. McGill and Brig. Gen. (ret.) Harold R. Johnson are the members of the Audit Committee. The Audit Committee held one meeting during the fiscal year ended June 30, 1998.

     The Board of Directors has a Compensation Committee, which administers the Company's stock option plans. The members of the Compensation Committee are Messrs. William Ambrose, Archibald J. McGill and Brig. Gen. (ret.) Harold R. Johnson. The Compensation Committee held no meetings during the fiscal year ending June 30, 1998.

     The Company's stock option plans also provide that the Board may delegate the administration of such stock option plans, with respect to the Company's non-executive officers and employees, to a Secondary Compensation Committee. Andre de Fusco is currently the only member of the Secondary Compensation Committee. For the fiscal year ended June 30, 1998, Martin Shum was the sole member of the Secondary Compensation Committee. The Secondary Compensation Committee held 56 meetings during the fiscal year ended June 30, 1998.

DIRECTOR COMPENSATION

     Each non-employee director (other than a director who serves as representative of a stockholder owning more than 5% of the Company's voting securities) receives $6,000 annually for services as a member of the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket expenses in serving on the Board of Directors. There are no family relationships among any of the executive officers or directors of the Company.

     During the 1998 fiscal year, certain non-employee directors were eligible to receive option grants under the Automatic Option Grant Program in effect under the Company's 1997 Plan. Accordingly, at the 1997 Annual Shareholders Meeting held on November 13, 1997, each of the following non-employee directors received an option grant under the Automatic Option Grant Program for 7,000 shares of Common Stock with an exercise price of $9.28 per share: Messrs. Ambrose, McGill and Gluck and Brig. Gen. (ret.) Johnson. In addition, on December 3, 1997, each of the above named directors also received an option grant under the Discretionary Option Grant Program under the Company's 1997 Plan for 3,000 shares with an exercise price of $7.69 per share. The exercise price in effect for each option is equal to the fair market value per share of Common Stock on the grant date. Each option has a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. Each option is immediately exercisable for all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each 7,000 and 3,000 share grant will vest on the day immediately preceding the date of the 1998 Annual Meeting, provided the optionee continues in Board service through that date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are Messrs. William Ambrose, Archibald J. McGill and Brig. Gen. (ret.) Harold R. Johnson. No member of the Committee was at any time during the 1998 fiscal year or at any other time an officer or employee of the Company.

     No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

                                 PROPOSAL NO. 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP served as independent auditors for ACT for the fiscal year ended June 30, 1998. The Board of Directors, on the recommendation of ACT's management, has selected that firm to continue in this capacity for the current fiscal year. ACT is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of ACT for the fiscal year ending June 30, 1999 and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. ACT has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any material relationship with ACT nor any affiliate of ACT.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the Annual Meeting is required for ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ended June 30, 1999. Should such stockholder approval not be obtained, then the Board of Directors will reconsider such selection. Under all circumstances, the Board retains the corporate authority to change the auditors at a later date.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the year ending June 30, 1999.

                                    GENERAL

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of August 31, 1998 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group:

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
   DIRECTORS, FIVE PERCENT STOCKHOLDERS, NAMED EXECUTIVE      --------------------
       OFFICERS AND DIRECTORS AND OFFICERS AS A GROUP          NUMBER     PERCENT
   -----------------------------------------------------      --------    --------
Heartland Advisors(2).......................................  810,000       8.6%
Kingdom Capital Management Corporation(2)...................  582,200       6.2
Andre de Fusco(3)...........................................  405,135       4.1
H. Peter Staab(4)...........................................   97,446       1.0
Christopher F. Perna(5).....................................   90,000         *
Mike T. Zeile(6)............................................   90,000         *
Alain Gravel(7).............................................   57,621         *
Melvin L. Flowers(8)........................................   31,929         *
Brig. Gen. H. R. Johnson(9).................................   29,714         *
William W. Ambrose(10)......................................   49,155         *
Archibald J. McGill(11).....................................   56,857         *
Frederick W. Gluck(12)......................................   52,000         *
All directors and executive officers as a group (10
  persons)(13)..............................................  959,857       9.4
Martin Shum(14)(15).........................................  536,212       5.5
John Tucker(14)(16).........................................   63,904         *
Linda Carlson(14)(17).......................................   25,941         *

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Based upon information contained in unofficial databases as of June 30, 1998.

 (3) Includes 401,000 shares issuable upon exercise of immediately exercisable options, of which 73,440 shares will be vested within 60 days from August 31, 1998.

 (4) Includes 94,000 shares issuable upon exercise of immediately exercisable options, of which 53,800 shares will be vested within 60 days from August 31, 1998.

 (5) Includes 90,000 shares issuable upon exercise of immediately exercisable options, of which no shares will be vested within 60 days from August 31, 1998.

 (6) Includes 90,000 shares issuable upon exercise of immediately exercisable options, of which no shares will be vested within 60 days from August 31, 1998.

 (7) Includes 42,000 shares issuable upon exercise of immediately exercisable options, of which 17,400 shares will be vested within 60 days from August 31, 1998.

 (8) Includes 10,000 shares issuable upon exercise of immediately exercisable options, all of which are vested.

 (9) Includes 24,000 shares issuable upon exercise of immediately exercisable options, of which 14,000 shares will be vested within 60 days from August 31, 1998.

(10) Includes 25,155 shares beneficially owned by Stone Silo Investments. Mr. Ambrose, as sole owner of Stone Silo Investments, may be deemed to have beneficial ownership of these shares. Also includes

     24,000 shares issuable upon exercise of immediately exercisable options, of which 14,000 shares will be vested within 60 days from August 31, 1998.

(11) Includes 56,857 shares issuable upon exercise of immediately exercisable options, of which 46,857 shares will be vested within 60 days from August 31, 1998.

(12) Includes 52,000 shares issuable upon exercise of immediately exercisable options of which 15,960 shares will be vested within 60 days from August 31, 1998.

(13) Includes 25,155 shares owned by Stone Silo Investments. Also includes an aggregate of 862,411 shares issuable to the Company's directors and executive officers upon the exercise of immediately exercisable options held by such directors and executive officers of which 245,457 shares will be vested within 60 days from August 31, 1998.

(14) No longer employed by the Company.

(15) Includes 38,571 shares held by members of Mr. Shum's family and 147,249 shares held by Helen Shum and Martin Shum as Trustees of the Shum Trust dated April 15, 1994. Also, includes 346,249 shares issuable upon exercise of immediately exercisable options all of which are vested.

(16) Includes 57,309 shares issuable upon exercise of immediately exercisable options of which 57,309 shares are currently vested and exercisable until October 8, 1998.

(17) Includes 25,206 shares issuable upon exercise of immediately exercisable options of which 25,206 shares are currently vested and exercisable until October 8, 1998.

DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

     The following table sets forth certain information concerning the executive officers and directors of the Company as of August 31, 1998.

                  NAME                    AGE                    POSITION
                  ----                    ---                    --------
Andre de Fusco..........................  40    Director, President and Chief Executive
                                                Officer
Melvin L. Flowers.......................  45    Chief Financial Officer and Vice President,
                                                Finance and Administration
Alain Gravel............................  39    Vice President, Engineering
Christopher F. Perna....................  34    Vice President, Sales
Mike T. Zeile...........................  34    Vice President, Marketing
H. Peter Staab..........................  51    Chief Technology Officer
Brig. Gen. Harold R. Johnson(1)(2)......  75    Director
William Ambrose(1)(2)...................  40    Director
Archibald J. McGill(1)(2)...............  67    Director
Frederick W. Gluck......................  63    Director

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Andre de Fusco was appointed as a member of the Board of Directors, President and Chief Executive Officer in July 1998. Previously Mr. de Fusco held several positions with the Company, including the position of Vice President and General Manager of the Company's Broadband Network Services subsidiary from August 1997 to June 1998, Vice President, Strategic Planning and Business Development from December 1995 to June 1998 and Vice President of Marketing from December 1994 to December 1995. Mr. de Fusco was employed as Director of International Accounts and Director of Business Development for Northern Telecom from 1991 to 1994 and as Vice President of Marketing and President of MaxCom, a developer of electronic mail systems, from 1984 to 1991.

     Melvin L. Flowers has served as Chief Financial Officer and Vice President of Finance since July 1993 and as Vice President, Finance and Administration since December 1995. Prior to joining the Company,

Mr. Flowers served as President and Chief Financial Officer of Pacific Earth Resources, an ornamental horticultural company, from 1991 to 1993 and from 1989 to 1991, respectively, and as Vice President and Chief Financial Officer of Spectramed Incorporated, a medical device manufacturing company, from 1986 to 1989. Mr. Flowers resigned from the Company, effective October 31, 1998.

     Alain Gravel was appointed Vice President, Engineering in July 1998. From November 1995 to July 1998, Mr. Gravel served as Vice President of Research & Development, Data Products, Enterprise Network Systems. Mr. Gravel served as Vice President of Research & Development of Presticom until the Company acquired Presticom in November 1995. Mr. Gravel was a co-founder of Presticom and was responsible for the development of the NetPerformer product line. He also served on the Board of Directors of Presticom. Mr. Gravel was employed as the Software Development Manager for Memotec from 1988 to 1989 and for Datagram, a developer of statistical multiplexers, from 1984 to 1988.

     Christopher F. Perna was appointed Vice President, Sales in July 1998. Previously, Mr. Perna was Vice President of Sales at ComCore Semiconductor based in Calabasas, California from 1997 to 1998 where he was responsible for worldwide sales and application support. Prior to ComCore, Mr. Perna was a manufacturer sales representative at Jones & McGeoy Sales from 1994 to 1997 and a district sales manager at Integrated Devices Technology from 1991 to 1994.

     Mike T. Zeile was appointed Vice President, Marketing in July 1998. Mr. Zeile held the position of Vice President of Marketing at ComCore Semiconductor from July 1997 to July 1998 where he managed all aspects of the Company's marketing business as well as product management. Prior to joining ComCore, Mr. Zeile worked at Sourcecom Corporation, where he led the definition of the product platform that became the basis for the Company's new ServiceXchange product family. Mr. Zeile has also held various senior management and marketing positions at ADC Telecommunications from 1987 to 1997.

     H. Peter Staab was appointed Chief Technology Officer in July 1998. Mr. Staab previously served as Vice President, Corporate Research and Development from July 1997 to July 1998 and served as Vice President of Engineering from June 1995 to July 1998. Before joining the Company, Mr. Staab was employed at General DataComm as Director of Network Management and Systems from 1992 to 1995 and Director of Transmission Products from 1985 to 1992.

     Brig. Gen. (retired) Harold R. Johnson has served as a member of the Board of Directors of the Company since 1988. Brig. Gen. Johnson is currently the Senior Vice President of Business Development at The Fairchild Corporation, an aerospace and communications company, and has been with Fairchild in various capacities since 1988. From 1980 to 1988, Brig. Gen. Johnson was founder, President and Chief Executive Officer of Telebit Corporation, a manufacturer of telecommunications equipment.

     William W. Ambrose has served as a member of the Board of Directors since 1993. Mr. Ambrose is currently an independent consultant for several private companies. Prior to 1998, Mr. Ambrose was the President of Pyramid Research, Inc. a telecommunications market research organization which he founded in 1986. Mr. Ambrose was initially elected as a director of the Company pursuant to a voting agreement entered into in connection with investment in the Company by a subsidiary of a former stockholder.

     Archibald J. McGill has served as a member of the Board of Directors since 1994. Mr. McGill is the President and Chief Executive Officer of Chardonnay Inc., an investment management company, and has served in such position since 1986. Mr. McGill served as President of Rothschild, Inc., a venture capital investment firm, from 1983 to 1986. Mr. McGill was previously President of the AIS/American Bell division of AT&T and a Vice President of Marketing for International Business Machines. Mr. McGill is presently a member of the Board of Directors of Disc, Inc., Ciber, Inc., Apertus Technologies, Inc. and Employee Benefit Plans, Inc.

     Frederick W. Gluck has served as a member of the Board of Directors since March 1997. Mr. Gluck is currently of counsel to McKinsey and Company. Mr. Gluck was Vice-Chairman and a director of the Bechtel Group from 1995 through July 1998. Previously, Mr. Gluck was at McKinsey and Company for 27 years and led the firm from 1988 until his retirement in 1994. Mr. Gluck is presently a member of the Board of Directors of Amgen, Columbia HCA, Thinking Tools, Inc. and several other private companies.

     The Board of Directors of the Company is divided into three classes, designated "Class I," "Class II" and "Class III," respectively. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. However, each initial director in Class I (Mr. Fusco and Mr. Gluck) serves for a term ending on the date of the annual meeting of stockholders held in 1998; each initial director in Class II (Mr. Ambrose and Mr. McGill) serves for a term ending on the date of the annual meeting of stockholders held in 2000 and each initial director in Class III (Brig. Gen. Johnson) serves for a term ending on the date of the annual meeting of stockholders held in 1999.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that there has been compliance with all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders.

STOCK PERFORMANCE GRAPH

     The graph depicted below shows ACT's stock price as an index for the period commencing May 3, 1995 to June 30, 1998, assuming $100 invested on May 3, 1995 (the date of ACT's initial public offering) and reinvestment of dividends, along with the composite prices of companies listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") Telecommunication Index ("NTI") and the Standard and Poor's 500 Stock Index ("S&P 500"). The Company believes that the NTI and the S&P 500 provide an appropriate measure of the Company's stock price performance as the NTI and the S&P 500 listed companies are comparable to the Company in size and/or industry focus.

                COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
                AMONG ACT NETWORKS, INC., THE S&P 500 INDEX AND
                      THE NASDAQ TELECOMMUNICATIONS INDEX

                                        'ACT NET                                  NASDAQ
                                      WORKS, INC.'          S & P 500       TELECOMMUNICATIONS
5/3/95                                   100.00              100.00               100.00
6/30/95                                  132.69              104.87               109.13
6/30/96                                  250.00              132.14               135.50
6/30/97                                   98.08              177.99               149.02
6/30/98                                   67.31              231.67               255.49

                                                            CUMULATIVE TOTAL RETURN
                                                -----------------------------------------------
                                                5/03/95     6/95      6/96      6/97      6/98
                                                -------    ------    ------    ------    ------
ACT NETWORKS, INC.............................   100.00    132.69    250.00     98.08     67.31
S & P 500.....................................   100.00    104.87    132.14    177.99    231.67
NASDAQ TELECOMMUNICATIONS.....................   100.00    109.13    135.50    149.02    255.49

---------------
* $100 invested on 5/03/95 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT2

     It is the responsibility of the Compensation Committee (the "Committee") of the ACT Board of Directors to make recommendations to the Board of Directors regarding the salary and bonuses to be paid to the Company's executive officers each fiscal year. The Committee also administers the 1995 Stock Option/ Stock Issuance Plan (the "1995 Plan") and the 1997 Stock Incentive Plan (the "1997 Incentive Plan"). Equity incentives may be granted under the 1995 Plan or 1997 Incentive Plan to executive officers as part of their long-term compensation package. The following is a summary of the policies of the Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     GENERAL COMPENSATION POLICY. Under the supervision of the Committee, ACT has developed a compensation policy which is designed to attract, retain and reward qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the financial performance of ACT. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of ACT as measured by his or her personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual experience, expertise and responsibility and is designed to be competitive with salary levels in the industry; (ii) annual incentive compensation which reflects individual and Company performance for the year; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the ACT stockholders.

     FACTORS. The principal factors which were considered in establishing the components of each executive officer's compensation package for the year ended June 30, 1998 are summarized below. However, the Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

     - BASE SALARY. For the 1998 fiscal year, the Committee set the base salary of the executive officers within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies comparable in size, which provide telecommunication services or which compete with the Company for executive talent. However, in setting the base salary for each officer, several additional factors were taken into account: the experience and personal performance of the officer, the ability to develop and maintain the skills necessary to work in the Company's industry the ability to initiate strategies to enhance the Company's growth, profitability and business opportunities and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Committee deems appropriate.

     - ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 1998, no bonuses, other than commissions, were earned by the Company's executive officers because the performance targets tied to the Company's revenues and earnings per share were not attained.

     - LONG-TERM INCENTIVE COMPENSATION. Each option grant to executive officers under the 1995 Plan and the 1997 Incentive Plan is designed to align the interests of the executive officers with those of the stockholders and provide each such optionee with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business and to remain in the service of the Company. The number of shares subject to each option grant takes into account an officer's existing equity holdings (including the number of unvested shares), the officer's tenure, level of responsibility

---------------

  2 The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission (the "SEC") and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

       and relative position in the Company. However, the Committee will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time (up to 10 years).

     In fiscal 1998, the Committee reviewed the equity incentives in place for each of the Company's executive officers. The Committee granted additional options in fiscal 1998 per the table below under the heading "Option Grants." In reaching this decision, the Committee reviewed numerous relevant factors including, without limitation, the cash compensation for ACT's executives, the equity and cash incentives in place for executives at comparable companies and the number and value of vested options and shares held by ACT's executive officers.

     - CEO COMPENSATION. The base salary established for the Company's former Chief Executive Officer, Mr. Martin Shum, for the year ended June 30, 1998 reflects the Committee's decision to maintain a level of stability and certainty with respect to this component of his compensation from year to year, and there was no intent to have this particular component of compensation affected to any significant degree by the Company's performance. The Committee's intent in setting Mr. Shum's compensation for the 1998 fiscal year was to have a significant portion of Mr. Shum's cash compensation based on the Company's performance. Mr. Shum was eligible for a $50,000 performance bonus which was tied to targets based on the Company's revenues and earnings. As discussed above, the targets were not met and Mr. Shum did not receive a bonus for fiscal year 1998.

     OPTION CANCELLATION/REGRANT PROGRAM. During the current 1999 fiscal year, the Committee implemented an option cancellation/regrant program for certain non-employee Board members, executive officers and other employees holding stock options with an exercise price per share in excess of the market price of the Company's Common Stock at the time the cancellation/regrant occurred. The cancellation/regrant was effected on August 3, 1998, and a number of outstanding options with an exercise price in excess of $6.75 per share were canceled and new options for the same aggregate number of shares were granted with an exercise price of $6.75 per share. The Committee felt that such an option cancellation/regrant program was necessary in order to retain the services of individuals essential to Company's future growth and financial success. Accordingly, to assure that the program would serve as such a retention vehicle, each of the new lower-priced options was structured so no vesting would occur under that option unless the optionee remains in the Company's employ through February 2, 1999. Upon satisfaction of such six (6)-month employment requirement, the new option will immediately vest as to the same number of option shares for which the cancelled higher-priced option would have been vested at that time had it remained outstanding, and the new option will vest as to the remaining shares at the same time those shares would have vested under the cancelled higher-priced option.

     TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly-held company such as ACT will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. However, compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The compensation paid to the Company's executive officers for the year ended June 30, 1998 did not, and the compensation to be paid for the year ending June 30, 1999 is not expected to, exceed the $1 million limit per officer. In addition, the 1995 and 1997 Plans have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under those plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          COMPENSATION COMMITTEE

                                          Brig. Gen. Harold R. Johnson, USAF
                                          (Ret.)
                                          Archibald J. McGill
                                          William Ambrose

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers") for the fiscal year ended June 30, 1998 for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. Except as indicated below, during fiscal year 1996, 1997, and 1998, no Named Executive Officer received other compensation in excess of the lesser of $50,000 or 10% of such officer's compensation, nor did any such officer receive any restricted stock award, stock appreciation right or payment under any long term incentive plan. No executive officer who would have otherwise been includable in such table on the basis of his or her salary and bonus for the 1998 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                          ANNUAL COMPENSATION          COMPENSATION
                                                   ---------------------------------   ------------
                                                                                        SECURITIES
                                                   FISCAL                 BONUS/        UNDERLYING
          NAME AND PRINCIPAL POSITIONS              YEAR     SALARY    COMMISSION($)    OPTIONS(#)
          ----------------------------             ------   --------   -------------   ------------
Martin Shum(1)...................................   1998    $270,000                     100,000(6)
  Chairman of the Board, President & CEO            1997     225,000
                                                    1996     190,000                     251,500(3)(4)
Linda Carlson(1).................................   1998     140,000       28,000         20,000(6)
  Vice President, Worldwide Sales                   1997     100,000      101,092
                                                    1996     117,553       87,200         38,429(3)(4)(5)
John W. Tucker(1)................................   1998     140,000       52,000         20,000(6)
  Vice President and General Manager,               1997     100,000      121,576
  Wireless Network Systems                          1996     102,510       65,714         67,286(3)(4)
Melvin L. Flowers(1).............................   1998     150,000                      20,000(6)
  Chief Financial Officer and Vice President,       1997     140,000
  Finance and Administration                        1996     120,000                      68,429(3)(4)
Andre de Fusco(2)................................   1998     140,000                      20,000(6)
  Vice President, Strategic Planning and            1997     140,000
  and Business Development                          1996     123,335        7,677         54,286(3)(4)

---------------
(1) No longer employed by the Company.

(2) Mr. de Fusco is the current Chief Executive Officer and President of the Company.

(3) Each of the Named Executive Officers were granted the following stock options on August 1, 1995 pursuant to the Company's 1995 Option Bonus Program at an exercise price of $16.50: Mr. Shum, 24,000; Ms. Carlson, 1,429; Mr. Tucker, 2,286; Mr. Flowers, 3,429; and Mr. de Fusco, 2,286. The options are immediately exercisable for all the shares, with any unvested shares acquired under such option subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's termination of service with the Company. The option shares will vest according to the following schedule ("Standard Vesting"): twenty-four percent (24%) of the shares vest upon completion of one year following the vesting commencement and the balance will vest at a rate of two percent (2%) per full month of employment thereafter.

(4) Each of the Named Executive Officers were granted the following Stock Options on September 19, 1996 at an exercise price of $13.00: Mr. Shum, 227,500; Ms. Carlson, 7,000; Mr. Tucker, 65,000; Mr. Flowers, 65,000, and
    Mr. de Fusco, 52,000. The options were immediately exercisable for all the option shares, with any unvested shares acquired under such option subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's termination of the service with the Company. The option shares vest in accordance with the Standard Vesting.

(5) Ms. Carlson was elected to serve as the Company's Vice President, Worldwide Sales on December 11, 1995 and granted a stock option to purchase 30,000 shares of the Company's Common Stock. The option is immediately exercisable for all the option shares, with any unvested shares acquired under such option subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's termination of service with the Company. The option shares vest in accordance with the Company's Standard Vesting.

(6) Each of the Named Executive Officers were granted the Stock Options on December 3, 1997 at an exercise price of $7.69. Mr. Shum and Mr. Flowers were granted options pursuant to the Company's 1997 Stock Incentive Plan and Ms. Carlson, Mr. Tucker and Mr. de Fusco were granted options pursuant to the Company's 1995 Option Bonus Program. The options were immediately exercisable for all the option shares, with any unvested shares acquired under such option subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's termination of service with the Company. The option shares will vest in accordance with the Standard Vesting.

OPTION GRANTS

     The following table sets forth, for the fiscal year ended June 30, 1998, information concerning the grant of options to purchase shares of Common Stock under the Company's 1995 Plan or 1997 Incentive Plan to the Named Executive Officers. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal year 1998.

                   OPTION GRANTS IN YEAR ENDED JUNE 30, 1998

                                                INDIVIDUAL GRANTS                        POTENTIAL REALIZATION
                            ---------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                              NUMBER OF       PERCENT OF                                  RATES OF STOCK PRICE
                              SECURITIES     TOTAL OPTIONS                              APPRECIATION FOR OPTION
                              UNDERLYING      GRANTED TO     EXERCISE OF                        TERM(4)
                               OPTIONS       EMPLOYEES IN       BASE       EXPIRATION   ------------------------
           NAME             GRANTED(1)(2)     FISCAL 1998     PRICE(3)        DATE         5%            10%
           ----             --------------   -------------   -----------   ----------   ---------    -----------
Martin Shum(5)............     100,000           7.96%          $7.69       12/2/07     $483,463     $1,225,190
Linda Carlson(5)..........      20,000           1.59%          $7.69       12/2/07       96,693        245,038
John W. Tucker(5).........      20,000           1.59%          $7.69       12/2/07       96,693        245,038
Melvin Flowers(5).........      20,000           1.59%          $7.69       12/2/07       96,693        245,038
Andre de Fusco............      20,000           1.59%          $7.69       12/2/07       96,693        245,038

---------------
(1) The options granted to the Named Executive Officers were granted on December 3, 1997 and have a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The options are immediately exercisable for all the option shares, with any unvested shares acquired under such option subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's termination of service with the Company. The option shares will vest according to the following schedule: twenty-four percent (24%) of the shares vest upon completion of one year following the vesting commencement date or grant date, as applicable, and the balance will vest at a rate of two percent (2%) per full month of employment thereafter. However, the option shares will immediately vest in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or pursuant to a cashless exercise procedure. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

(4) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

(5) The above named officer is no longer employed by the Company.

OPTION REPRICING

     On August 3, 1998, an option cancellation/regrant program was implemented for certain non-employee Board members, executive officers and other employees holding stock options with an exercise price per share in excess of the $6.75 per share market price of the Company's Common Stock on that date. Accordingly, a number of outstanding options with an exercise price in excess of $6.75 per share were canceled on August 3, 1998, and new options for the same aggregate number of shares were granted with an exercise price of $6.75 per share. Each of the new lower-priced options was structured so no vesting would occur under that option unless the optionee remains in the Company's employ or service through February 2, 1999. Upon satisfaction of such six (6)-month employment requirement, the new option will immediately vest as to the same number of option shares for which the cancelled higher-priced option would have been vested at that time had it remained outstanding, and the new option will vest as to the remaining shares at the same time those shares would have vested under the cancelled higher-priced option. Under the program, the following executive officers had their outstanding options cancelled in exchange for new options for the same number of shares but with an exercise price of $6.75 per share: Andre de Fusco, Frederick Gluck, Alain Gravel, Chris Perna and Mike Zeile with respect to 374,000, 21,000, 42,000, 90,000 and 90,000 shares, respectively.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the number and value of shares acquired on exercise of options held by each of the Named Executive Officers during the fiscal year ended June 30, 1998 and the number and value of unexercised options held by each of the Named Executive Officers as of June 30, 1998. No stock appreciation rights were exercised during fiscal year 1998, and no such appreciation rights were outstanding as of June 30, 1998.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
             AND OPTION VALUES FOR FISCAL YEAR ENDED JUNE 30, 1998

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE MONEY OPTIONS
                       NUMBER OF SHARES                        AT JUNE 30, 1998(1)         AT JUNE 30, 1998($)(2)
                         ACQUIRED ON          VALUE        ---------------------------   ---------------------------
        NAME             EXERCISE(#)      REALIZED($)(3)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ----------------   --------------   -----------   -------------   -----------   -------------
Martin Shum..........       12,500           $116,000        470,263                     $1,065,887
Linda Carlson........                                         59,643                         30,603
John W. Tucker.......                                         99,500                        127,369
Melvin L. Flowers....        5,686             60,769         81,029                         21,250
Andre de Fusco.......                                        101,000                        124,099

---------------
(1) All of the options of the Named Executive Officers are immediately exercisable for all the option shares, with any unvested shares acquired under such option subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's termination of service with the Company. The option shares will vest according to the following schedule: twenty-four percent (24%) of the shares vest upon completion of one year following the vesting commencement date or grant date, as applicable and the balance will vest at a rate of two percent (2%) per full month of employment thereafter. At June 30,

    1998, each of the Named Executive Officers owned the following number of options for which vested shares were issuable upon exercise: Mr. Shum, 361,897; Ms. Carlson, 25,177; Mr. Tucker, 57,263; Mr. Flowers, 38,723, and
    Mr. de Fusco, 57,239.

(2) Calculated based on the closing sale price at June 30, 1998 of $8.75 per share, less the applicable exercise price. All of the options of these Named Executive Officers are immediately exercisable, with any unvested shares acquired under such option being subject to repurchase by the Company, at the exercise price, upon termination of the optionee's service with the Company. The value of vested shares issuable upon exercise of "in-the-money" options at June 30, 1998 for each of the Named Executive Officers was as follows: Mr. Shum, $959,637; Ms. Carlson, $9,353; Mr. Tucker, $106,119; Mr.
    Flowers, $0; and Mr. de Fusco, $80,846.

(3) Calculated based on the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in ACT's Proxy Statement for next year's Annual Meeting of Stockholders is July 20, 1999. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

     In addition, the proxy solicited by the Board of Directors for next year's Annual Meeting of Stockholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than August 30, 1999.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

     The Company's Annual Report for the fiscal year ended June 30, 1998, including audited financial statements, is being sent with this Proxy Statement to all stockholders of record as of October 9, 1998. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 as filed with the SEC will be provided to stockholders without charge upon written request to the General Counsel, ACT Networks, Inc., 188 Camino Ruiz, Camarillo, California 93012.

                               ACT NETWORKS, INC.
                                     PROXY
               ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 30, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on November 30, 1998 and the proxy statement and appoints Andre de Fusco and Frederic A. Randall, Jr., or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of ACT Networks, Inc. ("ACT") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders (the "Annual Meeting") of ACT to be held on Monday, November 30, 1998 at 2:00 p.m. local time, and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

    The following matters are proposed by ACT. Your vote on each matter is neither conditioned on, or related to, your vote on any of the other matters.

1. Approve the 150,000 share increase to the ACT Employee Stock Purchase Plan.
                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. Approve the 200,000 share increase to the ACT 1997 Stock Incentive Plan.
                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. Election of Directors.
     [ ] FOR ALL NOMINEES LISTED BELOW      [ ] WITHHOLD AUTHORITY TO VOTE
                                 [ ] EXCEPTIONS

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box, and strike a line through the nominee's name in the list below:
                     Andre de Fusco      Frederick W. Gluck

4. Ratify Ernst & Young, LLP as independent auditors for the year ending June 30, 1999.
                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

    The Board of Directors recommends a vote FOR the proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals No. 1, 2 3 and 4 if no specification is made. THIS PROXY WILL ALSO BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH MATTERS OTHER THAN THE THREE SPECIFIC MATTERS AS MAY COME BEFORE THE MEETING.

    Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
                                                      Dated:____________________

                                                      __________________________

                                                      __________________________
                                                         (Print name(s) as it
                                                           (they) appear on
                                                             certificate)

                                                      Please sign exactly as
                                                      your name(s) is (are)
                                                      shown on the share
                                                      certificate to which the
                                                      Proxy applies. When shares
                                                      are held by joint tenants,
                                                      both should sign. When
                                                      signing as an attorney,
                                                      executor, administrator,
                                                      trustee or guardian,
                                                      please give full title, as
                                                      such. If a corporation,
                                                      please sign in full
                                                      corporate name by the
                                                      President or another
                                                      authorized officer. If a
                                                      partnership, please sign
                                                      in the partnership name by
                                                      an authorized person.

                                                      __________________________
                                                      (Authorized Signature(s))

PLEASE RETURN YOUR EXECUTED PROXY TO ACT'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO ACT'S ATTENTION: CHIEF FINANCIAL OFFICER.